	Three months ended		12-months ended
	31-Dec	31-Dec	31-Dec	31-Dec
	2004	2003	2004	2003
Revenues
Product sales	2207	3701	6397	10209
Contract research
and development	-161	284	1738	1301
Milestone and
licensing fees	0	62	125	275
Total revenues	2046	4047	8260	11785

Operating costs and
expenses:
Cost of sales	1362	674	3490	2057
Research and
development	1539	2347	7369	10058
Selling and
marketing	6327	1714	23588	7790
General and
administrative	2724	2373	8716	7934
Facility exit costs	0		723	0
Gain on redemption of debt	0		(11162)	0
Total operating
expenses	11952	7108	32724	27839

Loss from operations	(9906)	(3060)	(24464)	(16054)

Interest expense, net	(451)	(23)	(1526)	(1219)

Other income	70	0	70	0

Net loss	(10287)	(3082)	(25920)	(17273)

Basic and diluted
loss per share	($0.26)	($0.10)	($0.70)	($0.58)

Basic and diluted
weighted average number
of common shares
outstanding	39,553,876	32,342,478	36,926,034	29,852,797

Selected Balance Sheet Data			December 31, 2004	December 31, 2003
Cash & cash equivalents ($)			17,876	27,633
Total current assets			23,937	32,062
Working capital			15,361	27,226
Total assets			77,993	84,159
Convertible notes			35,970	41,100
Total stockholders’ equity			33,281	35,944